EXHIBIT 99

For Immediate Release

For Information Contact:

Kenneth W. Sanders	Larry Wahl
Executive Vice President	Director, Investor Relations & Corp. Comm.
(954) 489-4000, ext. 7900	(954) 489-4000, ext. 7225

SportsLine.com, Inc. Reports Third Quarter Operating Results

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Revenue Grows 5%; Net Loss Reduced by 32%, EBITDA Improves by 24%

FORT LAUDERDALE, FL (November 1, 2004) – SportsLine.com, Inc. (NASDAQ:SPLN), a leading Internet sports media company and publisher of CBS SportsLine.com (http://cbs.sportsline.com), today announced its operating results for the quarter ended September 30, 2004. SportsLine.com’s revenue grew to $14.7 million for the quarter, a 5% increase compared to the $14.0 million of revenue in the same quarter of 2003. The Company’s net loss was reduced 32% to $8.3 million, or $0.18 per basic and diluted share, compared to $12.1 million, or $0.28 per basic and diluted share, in the third quarter of 2003.

The Company’s EBITDA loss from continuing operations (net loss from continuing operations excluding net interest and other income/expense, depreciation and amortization, equity consideration to Viacom and others and stock compensation expense) was $1.3 million, a 24% improvement compared to an EBITDA loss of $1.7 million in the third quarter of 2003, which excludes a write-down of e-commerce assets.

“The Company continues to move in a very positive direction, with improvements in all facets of our operations: increasing revenue, a decreasing net loss and the expectation of full year positive EBITDA for the first time in 2004,” said Michael Levy, founder and CEO of SportsLine.com, Inc. “The growing adoption of our media sites and subscription products by both advertisers and users is solid evidence of the quality products we are producing.”

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SportsLine.com Reports Third Quarter 2004 Operating Results	Page 2

SportsLine.com, Inc.

Financial Highlights

(in thousands, except per-share data)

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004		2003	2004		2003
Revenue	$14,731		$14,032	$37,666		$34,886

Loss from operations	$(8,290)		$(12,078)	$(26,729)		$(34,472)

Net loss	$(8,304)		$(12,145)	$(26,708)		$(35,265)

Basic and diluted loss per share before discontinued operations	$(0.18)		$(0.28)	$(0.61)		$(0.84)

Basic and diluted loss per share	$(0.18)		$(0.28)	$(0.61)		$(0.86)

Weighted average shares outstanding	45,237		43,503	43,638		41,138

EBITDA loss	$(1,325	) (1)	$(1,744)	$(5,753	) (1)	$(8,571)

(1)	Includes approximately $1.2 million of expenses relating to the Company’s proposed merger with a subsidiary of Viacom.

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SportsLine.com Reports Third Quarter 2004 Operating Results	Page 3

Additional Financial Highlights

Revenue

•	Advertising and marketing services revenue from continuing operations increased slightly to $10.2 million in the third quarter of 2004, compared to $10.0 million in the same quarter of 2003.

•	Subscription and premium products revenue for the third quarter 2004 grew 14% to $4.6 million compared to $4.0 million in the third quarter of 2003.

•	Revenue generated through joint sales efforts with CBS represented approximately 9% of the Company’s total advertising sales in the quarter ended September 30, 2004, compared to 15% in the same quarter a year ago.

•	The Company generated $14.7 million in fantasy football billings during 2004, which is being recognized as revenue between September 2004 and January 2005. This represents a 23% increase over the $12.0 million in fantasy football billings generated in 2003.

Operating Expenses

•	Total operating expenses for the quarter ended September 30, 2004 were $17.3 million, a 16% improvement from total operating expenses of $20.5 million for the same quarter in 2003. Operating expenses for the third quarter 2004 include approximately $1.2 million of expenses relating to the Company’s proposed merger with a subsidiary of Viacom. Operating expenses in 2003 included a $2.8 million write-down of e-commerce assets.

•	As of September 30, 2004, the Company’s total headcount was 247 compared with 266 at the end of September 2003, excluding employees of discontinued operations.

Balance Sheet

•	As of September 30, 2004, the Company’s cash and cash equivalents and marketable securities totaled approximately $34 million, compared to approximately $29 million at the end of December 2003. Please refer to the condensed consolidated balance sheets and consolidated statements of cash flows contained in this press release.

•	Capital expenditures for the quarter ended September 30, 2004 were slightly less than $0.5 million, bringing the year to date total to approximately $1.7 million.

Recent Business Highlights

Fantasy Football Continues Strong Growth

•	Approximately 98,000 paid fantasy football leagues were sold this year, consisting of approximately 1.3 million teams. The number of leagues increased approximately 23% over total paid leagues in 2003.

Viacom Update

•	On August 2, 2004 SportsLine.com and Viacom jointly announced the execution of a definitive agreement for SportsLine.com to merge with a subsidiary of Viacom. Public shareholders of SportsLine.com will be entitled to receive $1.75 per share in cash on closing of the transaction. Completion of the merger is subject to customary closing conditions, including approval by SportsLine.com shareholders. The merger is expected to be completed by the end of the year.

Class Action Securities Lawsuit Dismissed

•	On July 21, 2004 the Company announced that the United States District Court for the Southern District of Florida has dismissed with prejudice the consolidated shareholder securities class action lawsuit filed last year against the Company and certain of its officers.

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SportsLine.com Reports Third Quarter 2004 Operating Results	Page 4

About SportsLine.com, Inc.

SportsLine.com (Nasdaq:SPLN) is at the leading edge of media companies providing Internet sports content, community and e-commerce. As the publisher of CBS SportsLine.com and the official Web sites of the NFL, PGA TOUR and NCAA Sports, the Company serves as one of the most comprehensive sports information sources available, containing an unmatched breadth and depth of multimedia sports news, information, entertainment and merchandise.

Note: This press release contains forward-looking statements, which involve risks and uncertainties. SportsLine.com’s actual results could differ materially from those anticipated in these forward-looking statements. Factors that might cause or contribute to such differences include, among others, competitive pressures, dependence on advertising revenues, which are difficult to forecast, the growth rate of the Internet, constantly changing technology and market acceptance of the Company’s products and services. Investors are also directed to consider the other risks and uncertainties discussed in SportsLine.com’s Securities and Exchange Commission filings, including those discussed under the caption “Risk Factors That May Affect Future Results” in SportsLine.com’s latest Annual Report on Form 10-K. SportsLine.com undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SportsLine.com has filed a proxy statement, and SportsLine.com and Viacom have filed other documents with the Securities and Exchange Commission concerning the proposed merger transaction. Holders of SportsLine.com common stock are urged to read the proxy statement and such other documents because they will contain important information. In addition, SportsLine.com and its directors and executive officers and other members of its management and its employees may be deemed to be participants in the solicitation of proxies from the shareholders of SportsLine.com with respect to the transactions contemplated by the merger agreement. Information about the directors and officers of SportsLine.com in the merger will be available in the proxy statement and other documents that SportsLine.com will file with the Commission. Investors can obtain a free copy of the documents filed with the Commission by Viacom and SportsLine at the Commission’s website http://www.sec.gov. Investors can also obtain a free copy of the relevant documents filed by SportsLine.com by contacting Investor Relations at: 2200 W. Cypress Creek Road, Ft. Lauderdale, FL 33309, 954-489-4000 x5026 or online at http://www.sportsline.com/info/ir/. Investors can also obtain a free copy of the relevant documents filed by Viacom by contacting Investor Relations at: 800-516-4399, 1515 Broadway, New York, NY 10036.

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SportsLine.com Reports Third Quarter 2004 Operating Results	Page 5

SportsLine.com, Inc.

Consolidated Statements of Operations

(in thousands, except per-share data)

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2004		2003	2004		2003
Revenue:
Advertising and marketing services	$10,162		$10,011	$30,575		$28,806
Subscription and premium products	4,569		4,021	7,091		6,080

Total revenue	14,731		14,032	37,666		34,886

Cost of revenue	5,692		5,587	14,039		14,289

Gross profit	9,039		8,445	23,627		20,597

Operating expenses:
Sales and marketing:
Consideration to Viacom for promotion	5,571		5,571	16,714		16,714
Other	4,638		5,960	13,666		16,345
General and administrative	6,286	(1)	5,152	17,614	(1)	15,603
Depreciation and amortization	834		1,040	2,362		3,607
Write-down of e-commerce assets	—		2,800	—		2,800

Total operating expenses	17,329		20,523	50,356		55,069

Loss from operations	(8,290)		(12,078)	(26,729)		(34,472)

Net interest and other income (expense)	(14)		(42)	21		(273)

Loss from continuing operations	(8,304)		(12,120)	(26,708)		(34,745)

Loss from discontinued operations	—		(25)	—		(235)
Loss from sale of discontinued operations	—		—	—		(285)

Net loss	$(8,304)		$(12,145)	$(26,708)		$(35,265)

Basic and diluted loss per share before discontinued operations	$(0.18)		$(0.28)	$(0.61)		$(0.84)
Loss per share from discontinued operations	—		—	—		(0.01)
Loss per share from sale of discontinued operations	—		—	—		(0.01)

Basic and diluted loss per share	$(0.18)		$(0.28)	$(0.61)		$(0.86)

Basic and diluted weighted average shares outstanding	45,237		43,503	43,638		41,138

EBITDA loss	$(1,325	) (1)	$(1,744)	$(5,753	) (1)	$(8,571)

(1)	Includes approximately $1.2 million of expenses relating to the Company’s proposed merger with a subsidiary of Viacom.

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SportsLine.com Reports Third Quarter 2004 Operating Results	Page 6

Supplemental Financial Data (unaudited)

In order to fully assess the Company’s financial operating results, management believes that EBITDA from continuing operations is an appropriate non-GAAP financial measure of evaluating the operating and liquidity performance of the Company, because it reflects the resources available for operating funds and strategic opportunities, including, among others, to invest in the business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. However, EBITDA from continuing operations should be considered in addition to, not as a substitute for, or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2004	2003	2004	2003
EBITDA loss reconciliation:
Net loss	$(8,304)	$(12,145)	$(26,708)	$(35,265)
Amortization of equity issued to third parties	5,807	5,950	17,421	17,849
Depreciation and amortization	834	1,040	2,362	3,607
Write-down of e-commerce assets	—	2,800	—	2,800
Stock compensation expense	324	544	1,193	1,645
Loss from sale of discontinued operations	—	—	—	285
Loss from discontinued operations	—	25	—	235
Interest and other expense (income), net	14	42	(21)	273

EBITDA loss	$(1,325)	$(1,744)	$(5,753)	$(8,571)

Supplemental financial data related to gaming information operations, which the Company sold in 2003, is reflected as discontinued operations in the Company’s consolidated statements of operations for the three and nine months ended September 30, 2003:

(in thousands)	Three Months Ended September 30, 2003	Nine Months Ended September 30, 2003
Advertising and marketing services revenue	$—	$188
Subscription and premium products revenue	277	1,205
Cost of revenue	(236)	(1,318)
Sales and marketing expense	(8)	(135)
General and administrative expense	(58)	(169)
Depreciation and amortization	—	(7)
Interest income, net	—	1

Loss from discontinued operations	$(25)	$(235)

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SportsLine.com Reports Third Quarter 2004 Operating Results	Page 7

SportsLine.com, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net loss	$(26,708)	$(35,265)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,362	3,613
Equity consideration to third parties	17,421	17,849
Stock compensation expense	1,193	1,669
Other	(168)	(577)
Loss on sale of discontinued operations	—	285
Write-down of e-commerce assets	—	2,800
Changes in assets and liabilities:
Accounts receivable	1,522	(1,516)
Prepaid expenses and other assets	496	(705)
Accounts payable	(449)	269
Accrued expenses	(2,011)	390
Deferred revenue	13,583	11,634

Net cash provided by operating activities	7,241	446

Cash flows from investing activities:
Purchases of available-for-sale securities	(9,745)	(13,810)
Sales of available-for-sale securities	16,734	10,113
Purchases of held-to-maturity securities	—	(3,292)
Maturities of held-to-maturity securities	1,000	7,094
Purchase of property and equipment	(1,747)	(1,159)
Purchase of license	—	(250)
Proceeds from sale of discontinued operations	—	1,460
Net change in restricted cash	238	197

Net cash provided by investing activities	6,480	353

Cash flows from financing activities:
Proceeds from issuance of stock and exercise of employee options	183	151
Repurchase of common shares	—	(521)
Repurchase of restricted shares	(110)	(137)

Net cash provided by (used in) financing activities	73	(507)

Net increase in cash and cash equivalents	13,794	292

Cash and cash equivalents, beginning of period	2,485	17,383

Cash and cash equivalents, end of period	$16,279	$17,675

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SportsLine.com Reports Third Quarter 2004 Operating Results	Page 8

SportsLine.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2004	December 31, 2003
	(unaudited)	(audited)
Assets:
Cash and cash equivalents	$16,279	$2,485
Short-term marketable securities	14,819	16,943
Receivables, prepaids and other current assets	14,190	15,989

Total current assets	45,288	35,417

Non-current marketable securities	3,250	9,134
Property and equipment, net	5,426	5,563
Deferred advertising and content-CBS	5,143	6,857
Other assets	1,268	2,435
Goodwill	16,194	16,194

	$76,569	$75,600

Liabilities and Shareholders’ Equity:
Current liabilities	$31,937	$19,508
Long-term convertible notes	16,661	16,661
Other long-term liabilities	27,246	15,833
Shareholders’ equity	725	23,598

	$76,569	$75,600

Supplemental schedule of cash and marketable securities

	September 30, 2004	December 31, 2003
	(unaudited)	(audited)
Cash and cash equivalents	$16,279	$2,485
Short-term marketable securities	14,819	16,943
Non-current marketable securities	3,250	9,134

	$34,348	$28,562

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